See cautionary language regarding the Company’s guidance and other forward-looking statements.
300K
300K
321K
253K
0
100
200
300
400
'04 '05 '06 E '07 E
86.2%
88.0%
86.2%
83.7%
50%
69%
88%
107%
California excluding Dual Eligibles
Membership
(in thousands)
Opportunities:
In 2007 a one percent change in the MCR changes
medical costs by $3.6M ( $0.07 -$0.08 EPS).
Guidance includes only a 1.75% rate increase.
Utilization is well managed.
Re-contracting efforts have shown success in the
second half of 2006.
Excess clinic capacity can reduce capitation expense.
Challenges:
Termination of certain contracts may decrease enrollment.
Guidance assumes savings of $7.4M ( $0.16 EPS) as the
MCR drops  from anticipated 2006 levels to approximately
86.2%.
Most savings will need to come from contracting.
Projected decrease in MCR may be difficult to achieve
with limited premium increases.
Medical Care Ratio
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